Exhibit 10.10

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MEDNAUTILUS

September 5, 2005

Re:    Offer to 012 Golden Lines for Purchase (RoU) of additional Capacity over

MN Network

Further to our meeting follows our Final Offer for 012 Golden Lines consideration.

General

1.	012 Golden Lines (“012 GL”) purchased and activated 15*STM-1s circuits originating from MN Israel PoPs (TA2 / Haifa) and terminating in MN’s PoPs Western Europe or USA as agreed between the parties in the previous deals (“The Previous Deals”).

2.	As discussed in our meeting 012 GL is now contemplating the possibility of committing for higher volume of capacity reducing this deal marginal and the average STM-1 cost from the next STM-1 activation (would be number 16).

3.	This offer is based on the parties’ previous dealings and GL investment in international capacity over the systems.

1.	Commitment

a.	012 GL would commit for additional investment of [ ]*, for the purchase of 25xSTM-1s between Israel and Europe (MN POPs) (at STM-1 marginal price of [ ]* per STM-1 price including interest at the rate of [ ]* years for the deferred payment as provided in Section 2 below.) (“25xSTM-1 Marginal Price”) with the exit options as described in Section 3 below.

b.	The 25xSTM-1s commitment would be split over 6 years after which all capacity whether activated or not would be counted for all purposes as activated providing 012 with a

*	This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Mediterranean Nautilus Ltd., International House, International Financial Services Centre, Dublin 1, Ireland

Tel: +353 1 435 9700 Fax: +353 1 435 9701 Email: info@mednautilus.com www.mednautilus.com

Registered in Ireland. Number: 320283

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c.	limit of STM-1s to be activated in each year. According to the following table:

Maximum Activation Schedule

Date	Maximum Number of STM-1s activated
31.12.05	7xSTM-1
31.12.06	8xSTM-1 (Total 15xSTM-1)
31.12.07	10xSTM-1 (Total 25xSTM-1)

GL would be allowed to activate more than the Maximum number of STM-1 provided that the STM-1s activated and newly requested required for it’s own Internet purposes.

2.	Purchase Payment Terms

a.	For each STM-1 s 012 GL would pay 36 monthly installments of [ ]*.

b.	Payments of the monthly installments would be related to activation date and would run for 36 months from each STM-1 activation date.

c.	The 36 payments would be paid continually for 36 months, notwithstanding whether the capacity is active and used for the full period or not.

*	This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

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OM&A Payments

a.	Yearly OM&A charge for each STM-1 would be [ ]* for each STM-1 to Europe and [ ]* for STM-1 to USA, and would commence from each STM-1 activation date.

b.	The above OM&A charges would be applicable also for the capacity purchased in The Previous Deals instead of [ ]* per STM-1.

3.	Exit Options

012 GL would have two options to reduce its total commitment. Such reduction of commitment would increase the Marginal STM-1 price and in parallel the Average STM-1 price, all based on the cumulative purchases and according to the following terms:

a.	Exit Option I 2006

Between 15.01.06 - 31.01.06 012 GL could provide MN with Written Exit Option Notice stating that it would like reducing the commitment only to the Initial 7xSTM-1s (2005 Commitment). In that event the STM-1 purchase price and the OM&A would be changed as follows:

i.	STM-1 Price would be increased to [ ]*, and the difference between this price and the 25xSTM-1 Marginal Price ([ ]*) would be paid as following on 15.02.06 payment for the difference for due invoices and from there on monthly payment adjusted to the new applicable price.

*	This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

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ii.	The OM&A would be increased to [ ]* per annum and the OM&A for The Previous Deals would not be changed.

b.	Exit Option II 2007

Between 15.01.07 - 31.01.07 012 GL could provide MN with Exit Option Notice stating that it would like reducing the commitment to only 15xSTM-1s (7xSTM-1s - 2005 Commitment + 8xSTM-1s 2006 Commitment). In that event the STM-1 purchase price and the OM&A would be changed as follows:

i.	STM-1 Price would be increased to [ ]*, and the difference between this price and the 25xSTM-1 Marginal Price ([ ]*) would be paid as following on 15.02.06 payment for the difference for due invoices and from there on monthly payment adjusted to the new applicable price.

ii.	The OM&A would be increased to [ ]* per annum and the OM&A for The Previous Deals would not be changed.

4.	Miscellaneous

a.	Should GL accept this offer by 30.09.05 GL would be entitled to continue to use 1*STM-1 plus IP port (replaced at MN discretion) for [ ]* a month for additional 18 month (over to the period granted in the 2003 deal) i.e. from 30.06.06 until 31.12.07.

b.	All future deals would be based on the average STM-1 price of 012 GL.

*	This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

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c.	GL would be entitled to activate additional capacity free of ROU charge according to the following terms:

i.	In 2005 GL would be allowed to activate 2XSTM-1s between Israel and Frankfurt.

ii.	During 2006 GL could convert those 2XSTM-1 s to 4XSTM-1s between Israel and Catania.

iii.	Immediately after the conversion or if not occurred before 30.06.06 GL would start paying OM&A charges for those STM-1s.

iv.	If GL would exercise the first exist option then those STM-1s would be terminated or converted and paid for as full paid capacity.

v.	If GL would exercise option II then it would be allowed to have under the free of ROU Charge only 2xSTM-1s between Israel - Catania.

vi.	If and when all 25 STM-1s are activated then the 4XSTM-1s free of ROU Charge would be treated as any other STM-1 capacity purchased under this deal.

This offer will be valid until September 30, 2005.

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Sincerely yours,

Zvika Caspy

Agreed and accepted by GL:

By:	Doron Ilan	Title	V.P. Finance	Signature	/s/ Doron Ilan

By:	Stella Handler	Title	CEO	Signature	/s/ Stella Handler